As filed with the Securities and Exchange Commission on June 28, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

GigaCloud Technology Inc

(Exact Name of Registrant as Specified in Its Charter)

Cayman Islands	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

Unit A, 12/F, Shun Ho Tower

24-30 Ice House Street

Central

Hong Kong

(Address of Principal Executive Offices and Zip Code)

2017 Share Incentive Plan

(Full Title of the Plan)

GIGACLOUD TECHNOLOGY(USA) INC.

18961 Arenth Ave

City of Industry, CA 91748

(Name and address of agent for service)

+1 626-912-8886

(Telephone number, including area code, of agent for service)

Copies to:

Larry Lei Wu GigaCloud Technology Inc Unit A, 12/F, Shun Ho Tower 24-30 Ice House Street Central, Hong Kong +852 2369-8219	Benjamin Su, Esq. Latham & Watkins LLP 18th Floor, One Exchange Square 8 Connaught Place, Central, Hong Kong +852 2912-2500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement is filed by GigaCloud Technology Inc (the “Registrant”) to register the offer and sale of an additional 813,690 Class A ordinary shares, par value $0.05 per share (“Class A Ordinary Shares”) of the Registrant that are issuable or may become issuable under the 2017 Share Incentive Plan (the “2017 Plan”) pursuant to the provisions of the 2017 Plan providing for an automatic increase in the number of Class A Ordinary Shares reserved for issuance under such plan.

In accordance with General Instruction E to Form S-8, the contents of the registration statement on Form S-8, File No. 333-267602, filed with the U.S. Securities and Exchange Commission (the “Commission”) on September 26, 2022, previously filed with respect to the 2008 Share Incentive Plan and the 2017 Plan, are incorporated herein by reference, except as otherwise set forth herein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1. Plan Information*

Item 2. Registrant Information and Employee Plan Annual Information*

*

Information required by Part I of the Form S-8 to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”) and the introductory note to Part I of Form S-8. The documents containing information specified in this Part I of Form S-8 will be separately provided to the participants covered by the Plan, as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Commission are incorporated by reference herein:

(a) The Registrant’s annual report on Form 20-F for the year ended December 31, 2022 (File No. 001-41454) filed with the Commission on April 24, 2023;

(b) The Registrant’s report of foreign private issuer on Form 6-K (File No. 001-41454) furnished to the Commission on June 14, 2023; and

(c) The description of the Registrant’s Class A Ordinary Shares contained in its registration statement on Form 8-A (File No. 001-41454) filed with the Commission on July 22, 2022, including any amendment and report filed for the purpose of updating that description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, subsequent to the effective date of this registration statement, prior to the filing of a post-effective amendment to this registration statement indicating that all securities offered hereby have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part of this registration statement, except as so modified or superseded.

Item 8. Exhibits.

See Exhibit Index beginning on page 2 of this registration statement.

1

GIGACLOUD TECHNOLOGY INC

EXHIBIT INDEX

Exhibit Number	Description

4.1	Seventh Amended and Restated Memorandum and Articles of Association of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Amendment No. 1 to registration statement on Form F-1 (File No. 333-266058) filed with the Commission on July 22, 2022)

4.2	Registrant’s Specimen Certificate for Class A Ordinary Shares (incorporated by reference to Exhibit 4.1 to the Registrant’s Amendment No. 1 to registration statement on Form F-1 (File No. 333-266058) filed with the Commission on July 22, 2022)

5.1*	Opinion of Maples and Calder (Hong Kong) LLP regarding the validity of Class A Ordinary Shares being registered

10.2	2017 Share Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s registration statement on Form F-1 (File No. 333-266058) filed with the Commission on July 8, 2022)

23.1*	Consent of KPMG Huazhen LLP, Independent Registered Public Accounting Firm

23.2*	Consent of Maples and Calder (Hong Kong) LLP (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page hereto)

107*	Filing Fee Table

*	Filed herewith.

2

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in City of Industry, California, United States, on June 28, 2023.

GigaCloud Technology Inc

By:	/s/ Larry Lei Wu
Name:	Larry Lei Wu
Title:	Chairman and Chief Executive Officer

[Signature Page to S-8]

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Larry Lei Wu as his true and lawful attorney-in-fact with full power of substitution and re-substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorney-in-fact full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Larry Lei Wu Name: Larry Lei Wu	Chairman and Chief Executive Officer (Principal Executive Officer)	June 28, 2023

/s/ Xin Wan Name: Xin Wan	Director and Chief Technology Officer	June 28, 2023

/s/ Frank Lin Name: Frank Lin	Director	June 28, 2023

/s/ Kainan Qian Name: Kainan Qian	Director	June 28, 2023

/s/ Zhiwu Chen Name: Zhiwu Chen	Director	June 28, 2023

/s/ Binghe Guo Name: Binghe Guo	Director	June 28, 2023

/s/ Thomas Liu Name: Thomas Liu	Director	June 28, 2023

/s/ Kwok Hei David Lau Name: Kwok Hei David Lau	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 28, 2023

[Signature Page to S-8]

SIGNATURE OF AUTHORIZED REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of GigaCloud Technology Inc, has signed this registration statement or amendment thereto in City of Industry, California, on June 28, 2023.

Authorized U.S. Representative
GIGACLOUD TECHNOLOGY(USA) INC.

By:	/s/ Larry Lei Wu
Name:	Larry Lei Wu
Title:	Chief Executive Officer, Secretary

[Signature Page to S-8]